UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In compliance with a Frequently Asked Questions Bulletin on Form 8-K issued on November 23, 2004 by the Division of Corporate Finance of the Securities and Exchange Commission (“SEC”), Terex Corporation (“Terex” or the “Company”) is disclosing the following item which the SEC may deem to be a material definitive agreement.

The Board of Directors (the “Board”) and the stockholders of Terex previously adopted the Terex Corporation 2004 Annual Incentive Compensation Plan (the “Annual Plan”), which provides for incentive compensation in the form of an annual bonus to key executives of Terex upon satisfaction of certain performance measures. Terex has previously filed the Annual Plan with the SEC. On March 28, 2006, the Compensation Committee of the Board approved the performance measures, and the related percentage of bonus allocable to each such measure, to be applied under the Annual Plan for determining the bonus for Ronald M. DeFeo, the Company’s Chief Executive Officer, with respect to Terex’s 2006 fiscal year.

The Annual Plan is designed to provide incentive and reward for performance that is consistent with the objectives of Terex. For Mr. DeFeo, the Compensation Committee approved that slightly less than 50% of his bonus target will be based on quantitative financial performance measures and will be calculated based upon a percentage of his annual base salary. Slightly more than 50% of Mr. DeFeo’s bonus target will be based on qualitative performance measures and will be calculated based upon a fixed dollar amount.

The 2006 quantitative financial performance measures focus on three specific areas of financial performance:

•	return on invested capital (“ROIC”), weighted as 60% of the quantitative target;
•	earnings per share (“EPS”), weighted 20%; and
•	management of working capital, weighted 20%.

ROIC will be determined using a formula based on Terex’s operating earnings, average net debt and average book equity based on a five quarter period starting with the fourth quarter of 2005, and will be measured against a specified targeted ROIC value. EPS will be measured against a specified targeted EPS value. Management of working capital will be measured by looking at working capital as a percentage of the Company’s revenue, and comparing that against a specified targeted value.

Mr. DeFeo has a number of qualitative performance measures that will be considered in determining his award under the Plan. These include his performance in the areas of:

•	Terex Business System;
•	corporate operational initiatives;
•	talent development and succession planning;
•	financial controls and information technology;
•	marketing and branding;
•	development of new markets;
•	capital structure and transformation; and
•	making Terex a better place to work.

Item 2.02. Results of Operations and Financial Condition.

(a) Terex issued a press release on April 3, 2006, in which the Company provided an update on its 2006 outlook and also announced that the Company has obtained a waiver from its senior bank lending group extending the due date through April 30, 2006 to provide such lenders with Terex’s financial information for the year ended December 31, 2005. The Company currently anticipates completing its 2005 audited financial statements and submitting its quarterly and annual filings for 2005 to the Securities and Exchange Commission prior to that time. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer

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